Exhibit 99.1

NEOTHETICS EXPANDS ITS BOARD OF DIRECTORS WITH APPOINTMENTS OF JEFFREY NUGENT

AND HANI ZEINI

SAN DIEGO, September 28, 2015 — Neothetics, Inc. (NASDAQ: NEOT), today announced that it has named Jeffrey Nugent and Hani Zeini to its Board of Directors.

Mr. Nugent is a respected business leader who brings a broad range of valuable experiences to Neothetics. He has over 25 years of experience in healthcare, which includes building successful dermatology and consumer healthcare companies, forging industry leading partnerships, and leading M&A transactions. Currently Mr. Nugent serves on the Board of Sientra, Inc and is Chairman of the Compensation Committee. Mr. Nugent served as Chief Executive Officer and Worldwide President of Neutrogena, where he led the company’s acquisition by Johnson & Johnson. In 2010, he founded Precision Dermatology, a multi-channel dermatology and skincare company and served as Chief Executive Officer. Three years later the company was sold to Valeant Pharmaceuticals. He began his career at Jonson & Johnson progressing to a number of senior positions with responsibilities in Research, Marketing, Finance and Manufacturing across Pharmaceutical, Medical Device and Consumer franchises. He was appointed VP of Worldwide Quality leading an initiative of corporate competitiveness improvement reporting to the Chairman and CEO. Mr. Nugent holds an MBA in Finance and Marketing from Loyola University of Chicago and BS in Mathematics from St. Joseph’s College.

“I’m pleased to become a member of the Neothetics team and look forward to assisting the Board and the management group in realizing the potential of this breakthrough technology,” said Mr. Nugent. “I believe LIPO-202 can become the preferred treatment of choice for physicians and their patients in making meaningful improvements in their appearance and self-esteem.”

Mr. Zeini brings extensive leadership and commercialization experience to Neothetics. He has over 27 years of relevant healthcare experience in pharmaceuticals and medical device industries, and is a 14-year veteran in the aesthetics and plastic surgery market. Mr. Zeini founded and has been the President and Chief Executive Officer of Sientra, Inc since its inception in 2006. Previously, he served as Executive Vice President of Inamed Aesthetics (now Allergan Medical) responsible for both the breast aesthetics and facial aesthetics businesses. Prior to joining Inamed, Mr. Zeini was the Chief Operating Officer at Acurian, Inc., a development stage venture capital-backed clinical trials company. Before Acurian, he held the position of President and Chief Executive Officer at Pharmasmarket.com, an Internet-based healthcare marketplace. Mr. Zeini has been deeply involved in developing the aesthetics and plastic surgery market over the past decade. He pioneered the concept of the Plastic Surgery Ecosystem™ and served twice on the American Society of Plastic Surgeons Annual Meeting Committee as the industry representative. He also served on the Industry Relations Council for the American Society for Aesthetic Plastic Surgery. Mr. Zeini has been a long-time advocate and a driving force for the adoption of evidence-based outcomes in aesthetic surgery. Mr. Zeini started his career at the Dupont Pharmaceuticals Company where he spent over 12 years in a variety of positions culminating with his role as Senior Vice President, Global Health Systems. Mr. Zeini holds a BS degree in Electrical and Computer Engineering from the University of Miami in Coral Gables, Florida. In 2003, Mr. Zeini completed the Stanford Executive Program at Stanford University, Graduate School of Business.

“I am pleased to be joining the Neothetics’ board and have the opportunity to work with such a talented management team under George’s leadership,” said Mr. Zeini. “I have followed the trajectory of the company and continue to be impressed with their accomplishments surrounding a novel solution to a persistent unmet need. I look forward to contributing to Neothetics’ strategic direction and growth as a formidable aesthetics player.”

“We are excited that Jeff and Hani have decided to join our Board of Directors. They are both industry experts and have unique and valuable experiences. They have strong track records of building and commercializing emerging companies in the aesthetics market. We look forward to their strategic guidance as Neothetics continues to advance and evolve,” said George Mahaffey, President and Chief Executive Officer of Neothetics.

The appointments of Mr. Nugent and Mr. Zeini were effective September 23rd, 2015. Mr. Zeini was appointed as a Class I director, with a term of office expiring at the Company’s 2018 annual meeting of stockholders and Mr. Nugent was appointed as a Class III director, with a term of office expiring at the Company’s 2017 annual meeting of stockholders. With their addition to the Board, Mr. Nugent will become a member of the Audit Committee and Mr. Zeini will become a member of the Nominating and Corporate Governance Committee and Chair of the Compensation Committee.

Coincident with the appointment of Mr. Nugent and Mr. Zeini, Neothetics also announced the resignation of Daniel Janney, Managing Director Alta Partners, from the Board of Directors.

“We are grateful for Dan’s support, commitment and contributions. We have benefited greatly by his presence in our boardroom,” said Mr. Mahaffey. “We wish Dan well in his future endeavors.”

About Neothetics, Inc.

Neothetics is a clinical-stage specialty pharmaceutical company developing therapeutics for the aesthetic market. The lead product candidate, LIPO-202, is for the reduction of subcutaneous fat in the central abdomen in non-obese patients, an indication for which there is no FDA-approved drug. If approved, LIPO-202 may be a best-in-class, non-surgical, non-ablative procedure and first-in-class injectable formulation for localized fat reduction and body contouring. For more information on Neothetics, please visit www.neothetics.com.

Neothetics, LIPO-202, LIPO-102 and the Neothetics logo are trademarks or registered trademarks of Neothetics, Inc. Other names and brands may be claimed as the property of others.

Forward Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding Neothetics’ plans to research, develop and commercialize LIPO-202 and other product candidates, as well as expected timing for reporting results from clinical trials. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Neothetics’ current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with clinical trials and obtaining regulatory approval to commercialize LIPO-202 and other product candidates, product development activities, the need to raise additional funding when needed in order to conduct our business, the degree of market acceptance of LIPO-202 by physicians, patients and others in the medical community, our reliance on third parties, including third party suppliers for manufacturing and distribution of products, regulatory developments in the United States and foreign countries, Neothetics’ ability to obtain and maintain intellectual property protection for LIPO-202 and its product candidates, competition in the aesthetics industry and other market conditions. All forward-looking statements contained in this press release speak only as of the date on which they were made. Neothetics undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents the company files with the SEC available at www.sec.gov, including without limitation Neothetics’ Form 10-K for the year ended December 31, 2014 and subsequent Quarterly Reports on Form 10-Q.

COMPANY CONTACTS:

Susan A. Knudson

Chief Financial Officer

858-750-1008

sknudson@neothetics.com

Fara Berkowitz, R.Ph, Pharm.D

Senior Director, Investor Relations and Corporate Strategy

917-460-9307

fberkowitz@neothetics.com

MEDIA CONTACT:

Margaux Stack-Babich

Canale Communications

619-849-5385

margaux@canalecomm.com